THE PROCTER & GAMBLE COMPANY
NEWS RELEASE                                        One P&G Plaza
                                                    Cincinnati, OH 45202


                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

          P&G INCREASES THIRD QUARTER AND FISCAL YEAR EARNINGS GUIDANCE AND BOARD DECLARES TWO-FOR-ONE STOCK SPLIT AND DIVIDEND INCREASE
        ----------------------------------------------------------------

         CINCINNATI, Mar. 9, 2004 - The Procter & Gamble Company (NYSE:PG) today said that earnings per share for the January through March 2004 quarter as well as the fiscal year is expected to exceed current consensus estimates by $0.01 to $0.02. The increased earnings are being driven by continued strong organic volume growth.

2-FOR-1 STOCK SPLIT
-------------------
         The company also announced today that its board of directors approved a two-for-one stock split in the form of a 100% stock dividend to shareholders of record on May 21, 2004. Procter & Gamble shareholders will receive one additional share for each share held on that date. This move does not change the proportionate interest a shareholder maintains in the company. The additional shares will be distributed on or after June 18, 2004.

DIVIDEND INCREASE
-----------------
         In a separate action, the board declared an increase in the annual rate of its common stock and Series A ESOP Convertible Preferred Stock dividend from $1.82 to $2.00 per share. In line with this action, the P&G board of directors declared a quarterly dividend of $0.50 per share (pre-split), up from $0.455 per share, and payable on or after May 14, 2004, to shareholders of record at the close of business April 23, 2004. This dividend payment will occur prior to the stock split discussed above. Following the split, the annual dividend on the company's common stock will be $1.00 per share, or $0.25 on a quarterly basis.

         P&G has increased its dividend 48 consecutive fiscal years. This is the second dividend increase this fiscal year, resulting in an annualized increase of 13.2 percent. The company has been paying dividends without interruption since its incorporation in 1890.

         "P&G's strong results, reflecting balanced, consistent growth, have given the Board the confidence to raise the dividend for the second time this fiscal year, and to split the stock," said A.G. Lafley, P&G's chairman, president and chief executive.

         "P&G is committed to sustaining growth and building shareholder value, year in and year out. The company remains focused on what's working: serving the consumer as boss, focusing on leading brands, countries, and customers, building fast-growing businesses such as beauty care and health care, keeping costs low, and leveraging P&G's core strengths in branding, innovation, scale and go-to-market capabilities."

DETAILS ON THIRD QUARTER GUIDANCE
---------------------------------
         For the January through March quarter, organic volume growth is expected to be about 10 percent. This growth is on top of a strong base period of eight percent organic volume growth. The volume growth is broad-scale across business units and geographies, and continues to be led by health care, beauty care, fabric and home care, and developing markets.

         Foreign exchange is expected to increase sales by three to four percent, primarily due to strength of the euro, Canadian dollar and British pound. Acquisitions (primarily Wella) are expected to add seven to nine percentage points to sales growth. Total sales for the quarter are expected to increase about 20 percent.

         Earnings per share for the quarter as well as the fiscal year should exceed current consensus estimates by $0.01 to $0.02, as a result of strong volume and sales performance. Strong top line performance is expected behind a robust innovation program, including initiatives such as Prilosec OTC(R), Olay Regenerist(R), Crest Whitening Expressions(R), Mr. Clean Magic Eraser(R) and global expansion of Herbal Essences(R), as well as base business growth driven by increased marketing support.

         P&G stated that the increased marketing investment should help to accelerate sales and core earnings per share growth to rates at or above the company's long-term targets for the ninth consecutive quarter. However, this investment will likely result in slower near-term operating margin progress than the company expects over the long term. P&G's long-term sales growth target is four to six percent, which excludes the impact of foreign exchange rates. Earnings per share are targeted to grow at a double-digit percentage rate.


         P&G will provide more details concerning January through March business results and its outlook for the remainder of fiscal year 2004 during its earnings release scheduled for April 30, 2004.

FORWARD-LOOKING STATEMENTS
--------------------------
         All statements, other than statements of historical fact included in this release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including growing existing sales and volume profitably despite high levels of competitive activity, especially with respect to the product categories and geographical markets (including developing markets) in which the company has chosen to focus; (2) successfully executing, managing and integrating key acquisitions (including Wella) and completing planned divestitures (including the potential divestiture of the company's juice business), (3) the ability to manage and maintain key customer relationships; (4) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (5) the ability to successfully manage regulatory, tax and legal matters (including product liability matters), and to resolve pending matters within current estimates; (6) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including successful completion of the company's outsourcing projects; (7) the ability to successfully manage currency (including currency issues in volatile countries), interest rate and certain commodity cost exposures; (8) the ability to manage the continued global political and/or economic uncertainty, especially in the company's significant geographical markets, as well as any political and/or economic uncertainty due to terrorist activities; and (9) the ability to successfully manage increases in the prices of raw materials used to make the company's products. If the company's assumptions and estimates are incorrect or do not come to fruition, or if the company does not achieve all of these key factors, then the company's actual results might differ materially from the forward-looking statements made herein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.


ABOUT PROCTER & GAMBLE
----------------------
         Two billion times a day, P&G brands touch the lives of people around the world. The company has one of the largest and strongest portfolios of trusted, quality brands, including Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Bounty(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Crest(R), Actonel(R), Olay(R) and Clairol Nice `n Easy(R). The P&G community consists of nearly 98,000 employees working in almost 80 countries worldwide. Please visit WWW.PG.COM for the latest news and in-depth information about P&G and its brands.

                                      # # #

P&G MEDIA CONTACTS:
------------------
In the US:  1-866-PROCTER or 1-866-776-2837
International:  +1-513-945-9087
After Hours: Doug Shelton - (513) 983-7893
             Linda Ulrey -  (513) 983-8975

P&G INVESTOR RELATIONS CONTACT:
------------------------------
Thomas Tippl - (513) 983-2414

                          THE PROCTER & GAMBLE COMPANY

EXHIBIT 1:  NON-GAAP MEASURES
-----------------------------

         In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in this news release and the reconciliation to the most closely related GAAP measure.

         Sales excluding foreign exchange measures sales growth excluding the impact of foreign exchange from year-over-year comparisons. The company believes this provides investors with a more complete understanding of underlying results and trends by providing sales on a consistent basis.

                               JFM02 AMJ02 JAS02 OND02 JFM03 AMJ03 JAS03 OND03
         Reported Sales Growth   4%    6%   11%    6%    8%    7%   13%   20%
         FX IMPACT              -3%    0%    1%    1%    3%    3%    3%    4%
         ---------------------------------------------------------------------
         Sales ex: FX            7%    6%   10%    5%    5%    4%   10%   16%

         NOTE: Sales percentages are approximations based on quantitative formulas consistently applied.

         Core net earnings per share referenced in this news release exclude restructuring program charges from reported diluted net earnings per share through June 2003. The table below provides a reconciliation of reported diluted net earnings per share to core net earnings per share:

(DOLLARS PER SHARE)               JFM02  AMJ02  JAS02  OND02  JFM03  AMJ03  JAS03  OND03
   Reported Diluted Net Earnings   0.74   0.64   1.04   1.06   0.91   0.68   1.26   1.30
   Percent Change v. Year-ago       17%     nm    32%    14%    23%     6%    21%    23%

   Core Diluted Net Earnings       0.84   0.77   1.12   1.13   0.96   0.87   1.26   1.30
   Percent Change v. Year-ago       12%    22%    17%    10%    14%    13%    13%    15%

     NOTE: The AMJ02 reported earnings per share percent change versus year-ago is not meaningful; reported earnings per share in AMJ01 were ($0.23).

         The restructuring program began in 1999 as part of the company's Organization 2005 initiative and was substantially completed at the end of fiscal year 2003. Restructuring program charges include separation related costs, asset write-downs, accelerated depreciation and other costs directly associated with the company's reorganization. Restructuring program charges are not included in business segment results, but instead are reported in corporate. The company believes investors gain additional perspective of underlying business trends and results by providing a measure of earnings excluding restructuring program charges. This is consistent with the company's external reporting and internal management goal-setting, and is a factor used in determining at-risk compensation levels. A historical reconciliation of reported-to-core financials during the Organization 2005 initiative is available on the company's website at www.pg.com/investor.

         Going forward, the company will continue to conduct projects consistent with the focus of productivity improvement and margin expansion. Beginning with the current fiscal year, charges associated with these future projects are absorbed in normal operating costs.